UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-52092 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 23, 2010, our director, Mr. Ansheng Huang resigned citing personal reasons for his resignation.

On March 23, 2010, our Nominating Committee convened a meeting and recommended that our Chief Financial Officer, Mr. Zibing Pan replace Mr. Huang as director.

On March 23, 2010, our board of directors agreed to accept Mr. Huang’s resignation and to appoint Mr. Zibing Pan to replace Mr. Huang as director with immediate effect, to serve until the earlier of the next annual meeting of stockholders or his resignation, dismissal, death or when his successor is duly elected and qualified.   Mr. Pan will not be compensated for his services as director of the Company.

Also on March 23, 2010, our board of directors determined that it would be in the best interest of the Company to reconstitute the Compensation Committee and the Nominating Committee to fill the vacancy left by Mr. Huang and consequently, resolved that both the Compensation Committee and Nominating Committee shall now comprise Mr. Liansheng Zhang as Chairman and Mr. Yizhao Zhang and Mr. James Hsu as members.

We provided Mr. Huang with a copy of this disclosure before its filing with the SEC. We requested that Mr. Huang provide us with a letter addressed to the Company stating whether or not he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree.  On March 23, 2010, Mr. Huang provided us with a letter stating that he agrees with the statements made by us in response to this Item 5.02.  A copy of this letter is filed as an exhibit to this report.

Mr. Pan, 41, is a Certified Public Accountant, certified by the Oklahoma State Board of Accountancy and member of American Institute of Certified Public Accountant (AICPA) and Oklahoma Society of Certified Public Accountants (OSCPA). Mr. Pan graduated with a Master of Business Administration from the University of Central Oklahoma in 1999. He obtained his Bachelor of Arts from Anhui University, China in 1988. Prior to joining to the Company, Mr. Pan was an audit manager with Eide Bailly CPAs & Business Advisors (“Eide Bailly”) at Oklahoma City office. Mr. Pan had been working at Eide Bailly since September 2005. While at Edie Bailly, he managed a team of professionals, providing audit and review services to both national and international clients. From September 1998 to September 2005, Mr. Pan was a statistical analyst and economist with the State of Oklahoma. He reviewed and compiled complex statistical data, and provided consultation to managers and administrators to aid in the development of appropriate assessment and evaluation mechanisms for programs and services. From 1994-1996, Mr. Pan worked as a loan project officer for Asian Development Bank (ADB) Loan Management Office in Anhui, China. He managed various ADB loan projects and assisted communication and translation between ADB and Chinese government.  From 1988 – 1994, Mr. Pan was an associate professor at Anhui University, China, teaching English language. Mr. Pan had been our Chief Financial Officer since August 20, 2009.

There is no family relationship between Mr. Pan and any of our other officers and directors. Except for his employment agreement with the Company as Chief Financial Officer, Mr. Pan has not had any transaction with us.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
	17.1	Letter from Mr. Ansheng Huang to China Education Alliance, Inc. dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: March 23, 2010
	By:	/s/ Xiqun Yu
Name: Xiqun Yu
Title: Chief Executive Officer and President